Exhibit 99.1

Greenwave Technology Solutions, Inc. Announces Cancellation of Special Meeting of Stockholders

Chesapeake, VA – January 8, 2025 – Greenwave Technology Solutions, Inc. (Nasdaq: GWAV) (“Greenwave” or the “Company”), announced today that the Company determined to cancel the January 2025 Special Meeting of Stockholders previously scheduled for January 10, 2025.

About Greenwave – One of the Mid Atlantic’s Leading Metal Recyclers

As an operator of 13 metal recycling facilities, Greenwave Technology Solutions, Inc. (Nasdaq: GWAV) supplies leading steel mills and industrial conglomerates with ferrous and non-ferrous metal. With steel being one of the most recycled materials worldwide, Greenwave supplies the raw metal utilized in critical infrastructure projects and U.S. warships vital to American national security interests. Headquartered in Chesapeake, VA, the Company has 167 employees with metal recycling operations across Virginia, North Carolina, and Ohio.

For detailed financials and updates, visit www.GWAV.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its revenue growth, opening of additional locations, margin expansion and cashflow projections. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, the Company can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control), assumptions and other factors that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for the Company’s common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Info:
(800) 490-5020

Info@GWAV.com